Exhibit 99.06

VERITAS Software Corporation
2002 Directors Stock Option Plan

Notice of Stock Option Grant (Initial)

               You have been granted the following option to purchase Common Stock of VERITAS Software Corporation (the “Company”):

Name of Optionee:

Total Number of Shares Granted:	___

Type of Option:	Nonstatutory Stock Option

Exercise Price Per Share:	$

Date of Grant:

Grant Number:

Date Exercisable:	All or part of this option is exercisable at any time after the Date of Grant.

Vesting Schedule:	The Right of Repurchase shall lapse with respect to 1/48th of the Shares subject to this option after you complete each month of Board service from the Date of Grant.

Expiration Date:

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Stock Option Agreement, which is attached to and made a part of this document, and of the 2002 Directors Stock Option Plan (the “Plan”).

Optionee:	VERITAS Software Corporation

By:

Title:

Print Name

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VERITAS Software Corporation
2002 Directors Stock Option Plan

Notice of Stock Option Grant (Annual)

               You have been granted the following option to purchase Common Stock of VERITAS Software Corporation (the “Company”):

Name of Optionee:

Total Number of Shares Granted:	___

Type of Option:	Nonstatutory Stock Option

Exercise Price Per Share:	$

Date of Grant:

Date Exercisable:	All or part of this option is exercisable at any time after the Date of Grant.

Vesting Schedule:	The Right of Repurchase shall lapse with respect to 1/48th of the Shares subject to this option after you complete each month of Board service from the Date of Grant.

Expiration Date:

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Stock Option Agreement, which is attached to and made a part of this document, and of the 2002 Directors Stock Option Plan (the “Plan”).

Optionee:	VERITAS Software Corporation

By:

Title:

Print Name

VERITAS Software Corporation
2002 Directors Stock Option Plan

Notice of Stock Option Grant (Committee)

               You have been granted the following option to purchase Common Stock of VERITAS Software Corporation (the “Company”):

Name of Optionee:

Total Number of Shares Granted:	___

Type of Option:	Nonstatutory Stock Option

Exercise Price Per Share:	$

Date of Grant:

Date Exercisable:	All or part of this option is exercisable at any time after the Date of Grant.

Vesting Schedule:	The Right of Repurchase shall lapse with respect to 1/48th of the Shares subject to this option after you complete each month of Board service from the Date of Grant.

Expiration Date:

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Stock Option Agreement, which is attached to and made a part of this document, and of the 2002 Directors Stock Option Plan (the “Plan”).

Optionee:	VERITAS Software Corporation

By:

Title:

Print Name

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VERITAS Software Corporation
2002 Directors Stock Option Plan

Stock Option Agreement

Tax Treatment	This option is intended to be a nonstatutory stock option and is not intended to qualify under section 422 of the Internal Revenue Code as an incentive stock option.

Exercisability of Option	You may immediately exercise all or part of this option, as shown in the Notice of Stock Option Grant.

Vesting of Option Shares	The shares covered by this option vest in installments, as shown in the Notice of Stock Option Grant. In addition, the shares covered by this option shall vest on an accelerated basis as follows:

• In the event that your service on the Board of Directors terminates because of death, the shares of common stock subject to this option but not otherwise vested at such time shall automatically vest as to and the Company’s repurchase right shall lapse as to 50% of the then unvested shares.

• In the event that the Company is subject to a “Change in Control” (as defined in the Plan) before your Board service terminates, all of the shares purchasable under the options, shall become vested and the Company’s repurchase right shall lapse with respect thereto. In no event will additional shares vest after your service has terminated for any reason.

Term	This option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown in the Notice of Stock Option Grant. (It will expire earlier if your service terminates, as described below.)

Regular Termination	If your service terminates for any reason except death or total and permanent disability, then this option will expire at the close of business at Company headquarters on the date 6 months after your termination date. The Company determines when your service terminates for this purpose.

Death	If you die before your service terminates, then this option will expire at the close of business at Company headquarters on the date 12 months after the date of death.

Disability	If your service terminates because of your Disability, (as defined in the Plan) then this option will expire at the close of business at Company headquarters on the date 12 months after your termination date.

Right of Repurchase	You may exercise your option before all of the option shares have vested. The shares that you buy over and above your vested shares are “nonvested shares.” You may not sell, transfer, pledge or otherwise dispose of any nonvested shares without the written consent of the Company, except as provided in the next sentence. You may transfer nonvested shares to your spouse, children or grandchildren or to a trust established by you for the benefit of yourself or your spouse, children or grandchildren. A transferee of nonvested shares must agree in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If nonvested shares are subject to a stock split, stock dividend or similar transaction, then the additional shares you receive as a result will also be treated as nonvested shares.

If your service terminates for any reason while you are holding nonvested shares, the Company may buy those nonvested shares back from you at the exercise price that you originally paid. If the Company wishes to exercise its right to repurchase the nonvested shares, it must give you written notice within 90 days after the termination of your service.

If the Company exercises its right to repurchase your nonvested shares, you must deliver the appropriate number of shares to the Company within 30 days after you receive the Company’s notice. The stock certificate(s) must be fully endorsed or accompanied by a duly executed stock transfer power. You will receive a check for the exercise price that you originally paid for the nonvested shares. If your nonvested shares are not delivered as required, then you will no longer have any rights with respect to the nonvested shares (including the right to vote or transfer the shares) and the nonvested shares will be deemed to have been repurchased by the Company.

You will not be permitted to exercise your option in order to purchase nonvested shares after your service has terminated for any reason.

The certificates for nonvested shares have stamped on them a special legend referring to the Company’s right of repurchase. In addition to or in lieu of imposing the legend, the Company may hold the certificates in escrow. As your vested percentage increases, you may request (at reasonable intervals) that the Company release to you a certificate without the repurchase legend for your vested shares.

Restrictions on Exercise	The Company will not permit you to exercise this option if the issuance of shares at that time would violate any law or regulation.

Notice of Exercise	When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered. The notice will be effective when the Company receives it.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

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Form of Payment	When you submit your notice of exercise, you must include payment of the option exercise price for the shares that you are purchasing. Payment may be made in one (or a combination of two or more) of the following forms:

	•	Your personal check, a cashier’s check or a money order.

	•	Certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the option shares issued to you. However, you may not surrender, or attest to the ownership of, shares of Company stock in payment of the exercise price if your action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes.

	•	Irrevocable directions to a securities broker approved by the Company to sell all or part of your vested option shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the option exercise price and any withholding taxes. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

	•	Irrevocable directions to a securities broker or lender approved by the Company to pledge vested option shares as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the option exercise price and any withholding taxes. The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

Withholding Taxes and Stock Withholding	You will not be allowed to exercise this option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the option exercise or the vesting of your shares. With the Company’s consent, these arrangements may include (a) withholding shares of Company stock that otherwise would be issued to you when you exercise this option or (b) surrendering shares that you previously acquired. The value of these shares, determined as of the date withholding taxes are due, will be applied to the withholding taxes.

Restrictions on Resale	You agree not to sell any option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your service continues and for such period of time after the termination of your service as the Company may specify.

Transfer of Option	Prior to your death, only you may exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or a beneficiary designation.

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Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your option in any other way.

Retention Rights	Your option or this Agreement do not interfere with or otherwise restrict in any way the rights of the Company and the Company’s stockholders to remove you from the Board at any time in accordance with the provisions of applicable law.

Stockholder Rights	You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement between the parties.

By signing the Notice of Stock Option Grant, you agree to all of the terms and conditions described above and in the 2002 Directors Stock Option Plan.

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